Consent of Independent Registered Public Accounting Firm

The Board of Trustees
The Calvert Fund:

We consent to the use of our reports, dated November 24, 2014, with respect to the financial statements of the Calvert Government Fund and Calvert Short Duration Income Fund, each a series of The Calvert Fund, as of September 30, 2014, incorporated herein by reference, and to the reference to our firm under the heading “Financial Statements” in the Form N-14 Registration Statement.

/s/ KPMG LLP

Philadelphia, Pennsylvania
January 30, 2015